United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 28, 2021

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒        Written communications pursuant to Rule 425 under the Securities Act

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Definitive Material Agreement

On April 28, 2021 Communications Systems, Inc. ("CSI") entered into a definitive securities purchase agreement ("Purchase Agreement") with Lantronix, Inc. (Nasdaq: LTRX) ("Lantronix"), under which CSI agreed to sell to Lantronix CSI's Transition Networks and Net2Edge businesses (the "Transaction"). As more fully described in the Purchase Agreement, the Transaction will be effected by the sale to Lantronix of all outstanding shares of the common stock of Transition Networks. Inc. ("TNI") and all of the outstanding ordinary shares of Transition Networks Europe Limited, which owns the Company's Net2Edge Ltd subsidiary, (together with TNI, the "TN Companies") for an aggregate purchase price of up to $32,027,566, consisting of (i) $25,027,566 in cash payable at closing, subject to a working capital adjustment following closing, plus (ii) earnout payments of up to $7.0 million in total (the "Earnout Amount"), payable following two successive 180-day intervals after the closing of the transaction based on revenue targets for the business of the TN Companies as specified in the Purchase Agreement, subject to certain adjustments and allocations as further described in the Purchase Agreement.

The Earnout Amount would be payable as follows:
•	On a sliding scale from $1.0 million up to $3.0 million based on revenue generated by the business of the TN Companies in the first 180 days after closing of the transaction meeting or exceeding $18 million; and
•	On a sliding scale from $1.0 million up to $4.0 million based on revenue generated by the business of the TN Companies in the subsequent 180 days after closing meeting or exceeding $19 million.

For purposes of calculating the Earnout Amount, "revenue" includes all revenue recognized by Lantronix from the current business of the TN Companies, and also includes revenue from all products that are either in development by the TN Companies as of the closing or subsequently developed by the TN Companies after the closing, but that were on the roadmap of the business and under development, and all products substantially similar to or readily derivative of a current product or development product on the roadmap, but excluding any revenue recognized from products, software or services of Lantronix that are currently sold or offered for sale by Lantronix or are being developed by Lantronix as of the date of the Purchase Agreement.

The Purchase Agreement contains customary closing conditions, requires CSI shareholder approval, and is expected to close in June 2021. The TN Companies constitute substantially all of the assets of CSI's Electronics & Software segment, which had 2020 revenues of $34.5 million.

Concurrently with the closing of the Purchase Agreement, CSI and Lantronix will enter in a Transition Services Agreement under which CSI will perform administrative and IT services, and lease office, warehouse and production space to Lantronix for the TN Companies at CSI's Minnetonka, Minnesota facility for a period of up to twelve months.

CSI and Lantronix have made customary representations, warranties and covenants in the Purchase Agreement, including covenants: (i) in the case of CSI, to cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable following the clearance of a proxy statement in connection with the Transaction by the U.S. Securities and Exchange Commission (the "SEC") for the purpose of voting on the adoption of the Purchase Agreement and (ii) to use commercially reasonable efforts to consummate the Transaction and the other transactions contemplated by the Purchase Agreement. CSI has agreed to conduct its business in the ordinary course, including not taking certain specified actions, prior to the consummation of the Transaction or the termination of the Purchase Agreement pursuant to its terms.

In addition, CSI has agreed not to (among other things): (i) solicit, seek or initiate, or knowingly take any action to facilitate or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to any alternative proposal for the acquisition of CSI or the TN Companies; (ii) engage, participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any person in connection with any inquiries, proposals or offers that constitute or could reasonably be expected to lead to, any alternative proposal for the acquisition of CSI or the TN Companies; (iii) take any action to make the provisions of any takeover statute inapplicable to an alternative transaction for the acquisition of CSI or the TN Companies; (iv) change CSI's recommendation that shareholders of CSI adopt the Purchase Agreement; or (v) enter into any alternative acquisition agreement. Subject to the satisfaction of certain conditions, however, CSI and its board of directors, as applicable, are permitted to take certain actions that may, as more fully described in the Purchase Agreement, include, prior to adoption of the Purchase Agreement by the requisite vote of CSI's shareholders, changing the board of directors' recommendation following receipt of an acquisition proposal, if the board of directors of CSI has determined after consultation with its outside legal counsel and financial advisor that the acquisition proposal is superior to the Transaction and that, after consultation with outside legal counsel, failure to do so would reasonably be expected to be inconsistent with the directors' fiduciary obligations under applicable law. In addition, the board of directors of CSI is permitted to change its recommendation, for reasons not related to the receipt of an acquisition proposal, if an intervening event occurs and the board of directors has determined, after consultation with its outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with the directors' fiduciary obligations under applicable law. The limitations on CSI in this paragraph expressly do not apply to the previously announced CSI-Pineapple merger.

The Purchase Agreement contains certain termination rights for each of CSI and Lantronix and further provides that, upon termination of the Purchase Agreement, under specified circumstances, CSI may be required to pay Lantronix a termination fee of $875,000.

The Purchase Agreement has been approved by the boards of directors of each of CSI and Lantronix, and the board of directors of CSI has recommended that shareholders of CSI adopt the Purchase Agreement.

The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been incorporated herein by reference to provide information regarding the terms of the Purchase Agreement and is not intended to modify or supplement any factual disclosures about CSI or Lantronix in any public reports filed with the SEC by CSI or Lantronix. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by CSI to Lantronix in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between CSI and Lantronix, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts with respect to CSI or Lantronix. The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 7.01 Regulation FD Disclosure.

On April 29, 2021, CSI issued a press release announcing that it had entered into the Purchase Agreement discussed in Item 1.01 of this Form 8-K. A copy of that press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In its announcement of the Purchase Agreement, CSI also announced that it intended to distribute to its shareholders a cash dividend of $3.50 per share or approximately $35.0 million from the net proceeds from the sale of the Electronics & Software segment and other available cash resources and that it had not determined the exact timing of the cash dividend but expected to make the distribution before the date of the closing of the previously announced CSI-Pineapple Energy merger.

CSI also announced that consistent its previously disclosed plans, on April 11, 2021, it entered into a non-binding Letter of Intent for debt and equity financing (“Financing”). The Financing is subject to the negotiation and execution of a definitive securities purchase agreement and continuing investor due diligence and would be subject to CSI shareholder approval. CSI expects the Financing would close concurrently with closing of consummation of the CSI-Pineapple merger. Assuming the successful conclusion of Financing, CSI-Pineapple would use the Financing proceeds to refinance the Pineapple existing debt and to provide ongoing working capital, funds for future capital expenditures, and capital for general corporate purposes.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Form 8-K.

Exhibit Number	Exhibit Name
2.1	Securities Purchase Agreement dated as of April 28, 2021, by and between Lantronix Inc. and Communications Systems, Inc.*
99.1	Press Release of Communications Systems, Inc. dated April 29, 2021
* All schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CSI hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

ADDITIONAL INFORMATION

A full description of the terms of the proposed Purchase Agreement will be provided in a proxy statement for the shareholders of CSI (the "Proxy Statement") to be filed with the SEC. CSI urges investors, shareholders and other interested persons to read, when available, the Preliminary Proxy Statement as well as other documents filed with the SEC because these documents will convey important information about CSI and the Purchase Agreement.

The definitive proxy statement will be mailed to shareholders of CSI as of a record date to be established for voting on the proposed Purchase Agreement. Shareholders will also be able to obtain a copy of the definitive proxy statement (when available), without charge, by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC's website (www.sec.gov).

Participants in the Solicitation

Communications Systems, Inc. and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with the proposed transaction. Information about the directors and executive officers of CSI is set forth in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, its 2020 Proxy Statement, its Current Report on Form 8-K dated December 1, 2020, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which were filed with the SEC on March 17, 2020, April 29, 2020, December 1, 2020 and March 31, 2021, respectively, and will be set forth in its Proxy Statement, which will be filed with the SEC when it becomes available. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Important Information Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on CSI's current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this document will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of CSI's business. These risks, uncertainties and contingencies are presented in the CSI's Form 10-K and, from time to time, in the CSI's other filings with the Securities and Exchange Commission. The information set forth herein should be read considering such risks. Further, investors should keep in mind that CSI's financial results in any period may not be indicative of future results. CSI is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether because of new information, future events, changes in assumptions or otherwise. In addition, these factors, there are a number of specific factors related to this transaction, including:

•	CSI's ability to obtain shareholder approval for the sale to Lantronix;
•	Conditions to the closing of the sale to Lantronix may not be satisfied or the sale may involve unexpected costs, liabilities or delays;
•	Up to $7 million of the purchase price is structured in the form of an earnout based on revenues generated by Lantronix in the 360 days following closing, and there is no guaranty that sufficient revenues will be recognized for the earnout to be paid to CSI;
•	How the restrictions placed on CSI's ability to actively solicit competing bids, and the obligation for the CSI to pay a termination fee of $875,000 under certain circumstances, might deter other potential acquirers of the Electronics and Software segment;
•	Conditions to the closing of the previously announced CSI-Pineapple merger may not be satisfied or the merger may involve unexpected costs, liabilities or delays;
•	Related to the CSI-Pineapple announced merger, CSI's ability to successfully sell its other existing operating business assets and its real estate assets and distribute these proceeds to its existing shareholder base;
•	The occurrence of any other risks to consummation of the sale to Lantronix or the CSI-Pineapple merger, including the risk that the sale to Lantronix or CSI-Pineapple merger will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the sale to Lantronix or the CSI-Pineapple merger;
•	Risks that the Lantronix transaction and the CSI-Pineapple merger will disrupt current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the Lantronix transaction and the CSI-Pineapple merger;
•	The outcome of any legal proceedings related to the sale to Lantronix or the CSI-Pineapple merger; and
•	The fact that CSI cannot yet determine the exact amount and timing of any pre-CSI-Pineapple merger cash dividends or the value of the Contingent Value Rights that CSI intends to distribute to its shareholders immediately prior to the effective date of the CSI-Pineapple merger.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By: /s/ Mark D. Fandrich

Mark D. Fandrich, Chief Financial Officer

Date: April 29, 2021